                                                                    Exhibit 10.1

                              DESIGN AGREEMENT FOR
                        ULTRACARD WRITER/READER DEVICES

     THIS DESIGN AGREEMENT FOR ULTRACARD WRITER/READER DEVICES (the "Agreement") is made this 17th day of May, 2000, by and between UltraCard, Inc., a Nevada corporation having a place of business at 1550 S. Bascom Avenue, Suite 100, Campbell, California 95008 ("UltraCard") and PEMSTAR INC, a Minnesota corporation, having a place of business at 2020 S. Tenth St, San Jose, Calif. ("Pemstar").

                                   Recitals:
                                   ---------

     A. UltraCard desires to enter into a design program to have an UltraCard Writer/Reader Device designed for manufacturing for use with portable card devices.

     B. Pemstar offers design services generally and specifically, has the capability of designing for manufacturing such an UltraCard Writer/Reader Device.

     C. UltraCard and Pemstar desire to enter in an Agreement to set forth the terms and conditions under which Pemstar is to provide the design services to UltraCard.

     In consideration of the mutual premises set forth below between UltraCard and Pemstar, the parties agree as follows:

     1.  Proposal/Project Parameters
         ---------------------------

     (A) Pemstar, Inc. has submitted a proposal to UltraCard, Inc. dated April 14, 2000 and identified as Project No. 2000-0127, a copy of which is identified as Schedule A and attached hereto.

     (B) The Proposal of Schedule A sets forth the Project Parameters of the Project for an UltraCard Writer/Reader Device including the Scope of Work, Assumptions, Approach including Phase 1, Phase 2a, Phase 2b and Proposed Phase
3. The DELIVERABLE set forth shall be delivered at the end of each phase.

                  Estimated
                  ---------
Phase             Time Period                      Comments
-----             -----------                      --------
                  Six (6) weeks to eight (8)       (i) Need to revise estimates
1                 weeks from date of this          for Phase 2a; and
                  Agreement
                                                   (ii) Parties agree in writing
                                                   on costs and schedule
                                                   estimates before commencing
                                                   with Phase 2a.

2a                Eleven (11) Weeks to Thirteen    (i) Need to revise estimates
                  Weeks from Agreement on costs    for Phase 2b; and
                  for Phase 2a
                                                   (ii) Parties agree in writing
                                                   on costs and schedule
                                                   estimates before commencing
                                                   with Phase 2b.

2b                Fourteen Weeks to Sixteen        (i) Need to revise estimates
                  Weeks from Agreement on costs    for Phase 2b; and
                  for Phase 2b
                                                   (ii) Parties agree in writing
                                                   on costs and schedule
                                                   estimates before commencing

3                 Parties to agree in writing to   Parties agree in writing on
                  terms and conditions of Phase    costs before commencing

     Current estimates set forth in the above tables may be revised substantially as required definitions, technology and concepts on selection and components with various lead times and tool needs are specified during the course of the Phases. Pemstar will use its best efforts to keep UltraCard advised of the same. UltraCard retains control over decisions on what schedules would be traded off during the UltraCard Reader/Writer Project.

     UltraCard desires to cooperate with Pemstar to reduce, if and where possible, the above times for each Phase and to determine what steps could be taken to reduce the above times and what costs Pemstar would require to accomplish the above. The parties would mutually agree to any revision to the above schedule and associated costs to effectuate the above.

     (C) Parties are to agree in writing on cost estimates for each phase before it begins. Billing reflects actual costs as incurred and invoicing is monthly and at phase completions.

     (D) Subject to the additional terms and conditions set forth below, UltraCard and Pemstar agree that the Project Parameters set forth in Schedule A shall be the applicable terms and conditions for the purpose of this Agreement and the sections entitled Schedule and Cost are specifically replaced by the terms and conditions set forth below.

     2.   Specifications
          --------------

     (A) As part of Phase 1, Pemstar shall assist UltraCard in establishing a preliminary written product for the mechanics of the UltraCard Reader/Writer including performance requirements, component specifications, electrical interface, definitions and methods for test (the "Preliminary Writer/Reader Specification"), it being understood that UltraCard shall be responsible for verifying that the specification covers the desired Writer/Reader device.

     (B) Upon completion of Phase 1, UltraCard and Pemstar shall agree on the Writer/Reader Design Specification which shall be used for the design effort in Phase 2a, resulting in Writer/Reader Design Documentation.

     (C) Upon completion of Phase 2a, UltraCard and Pemstar shall agree on the Writer/Reader Design Documentation which shall be used for fabrication of prototype Writer/Readers in Phase 2b.

     3.   Costs
          -----

     (A) UltraCard and Pemstar agree to the following initial estimates and targeted maximum costs. Pemstar will revise these estimates at the completion of each Phase. UltraCard and Pemstar will re-negotiate the costs before commencing the next Phase.

Phase               Estimated Costs               Targeted Maximum
-----               ---------------               ----------------
                                                  Costs
                                                  -----

1                   $ 46,000.00                   $ 75,000.00

2a                  $ 125,000.00 to               $280,000.00
                    $ 220,000.00

2b                  $ 155,000.00 to               $300,000.00
                    $ 240,000.00

     Pemstar will use its best efforts to keep UltraCard advised, on a periodic basis, of the actual costs verses Targeted Maximum Costs set forth above and shall advise UltraCard in a written notice if Pemstar foresees or reasonably becomes aware that the actual costs will exceed the Target Maximum Costs resulting in excess costs. Such notice shall set forth the project amounts of such excess costs and the reasons therefor. UltraCard retains control over decisions on what excess costs, which exceed the Targeted Maximum Costs, should be incurred by UltraCard during the UltraCard Reader/Writer Project.

(B) Changes in scope of any phase directed by UltraCard or suggested by Pemstar and approved by UltraCard shall be considered as an addition to this contract and subject to separate negotiations as to cost and schedule.

     (B) Pemstar will invoice UltraCard monthly and at the end of each Phase for the actual costs incurred for the applicable Phase together with sufficient detail of labor, travel, material costs and the 25% mark up so as to enable UltraCard to verify the same.

     (D)  UltraCard shall pay net thirty (30) days from the date of invoice.

     4.   Freedom of PEMSTAR to Deal With Third Parties
          ---------------------------------------------

     (A) UltraCard hereby acknowledges that the Services are being performed by PEMSTAR in a non-exclusive basis and that PEMSTAR shall be free to offer its services to others during or after the term of this Agreement, subject only to PEMSTAR's obligations of confidentiality and restriction on use of UltraCard's confidential Information as controlled by Non-Disclosure Agreement dated March 27, 2000.

     5.   Intellectual Property
          ---------------------

     (A) UltraCard is to exclusively own all intellectual property rights in and to all technology developed by Pemstar in connection with the UltraCard Writer/Reader Device Project.

     (B) In the event Pemstar incorporates any of Pemstar proprietary rights into the UltraCard Writer/Reader Device (the "Pemstar Rights"), Pemstar hereby grants to UltraCard a non-exclusive, royalty free right and license to use the Pemstar Rights.

     (C) UltraCard hereby acknowledges that PEMSTAR is in the business of rendering, among other things, engineering services, and that PEMSTAR and its employees possess a variety of methods, techniques and other strategies collectively, "Know How" that were acquired or developed by PEMSTAR or its employees prior to the commencement of the Services. "Know How" does not include confidential or proprietary information outlined in Section 7.0. PEMSTAR shall retain all rights, title and interest in such Know How and shall be free to use same during or after the term of this Agreement. PEMSTAR shall be free to use, in a manner that does not compete directly with UltraCard's Products, information developed by PEMSTAR under this Agreement if the information was developed without the use of UltraCard's Confidential Information, as defined below in Section 7.0. Otherwise, any Trade Secrets, as defined by Minn. Stat 325C.01 et seq., and any patentable inventions developed by PEMSTAR for UltraCard under this Agreement shall be UltraCard's property.

     6.   Term/Termination
          ----------------

     (A) Subject to Paragraph 6(B), the maximum term of this Agreement shall be for twelve (12) months with reasonable rights of cancellation by either party for non-performance Or breach of terms by such party providing written notice thereof to the other party, provided, however, that the party exercising its
                            -----------------
rights hereunder shall first provide the other party with ten (10) business days prior written notice of the non-performance or breach and the other party shall have failed to cure the same within the ten (10) business day period.

     (B) Notwithstanding any other provision of this Agreement, UltraCard has the right to terminate and/or cancel this Agreement at any time by providing and delivering to Pemstar a Written Notice of Termination, which termination shall be effective upon receipt of the same by Pemstar (the" Effective Date of Termination").

     (C) In the event that UltraCard exercises its rights set forth in Paragraph 6(B) above, UltraCard's obligation shall be to pay to Pemstar the actual costs incurred, including any expenses for tooling, parts or the like to the extent that Pemstar is obligated to pay the same, to the Effective Date of Termination.

     7.   Independent Contractor Status; Limitation of Responsibilities
          -------------------------------------------------------------

     (A) In rendering the Services, PEMSTAR shall be acting as an independent contractor and not as an employee or agent of UltraCard. PEMSTAR shall have the sole discretion to determine the most appropriate means and methods to perform the Services. Nothing contained in this Agreement shall be construed or applied to create a partnership.

     (B) PEMSTAR shall be solely responsible for the payment of all federal, state or local taxes with respect to all amounts paid to PEMSTAR under the Agreement.

     8.   Indemnification
          ---------------

     (A) Either party hereby agrees to indemnify and hold harmless the other party from and against any liability, costs and expenses (including, but not limited to, reasonable costs of defense) that are incurred by a party resulting from or arising out of any claim, including property damage or death or personal injury, due to the negligence or willful misconduct of the other party and that are not caused by any contributory negligence or willful misconduct of the other party. If a party claims such indemnification, it shall give prompt written notice to the other party of the nature and extent of any such claim, and shall render such cooperation as is reasonably requested by the other party in the defense or resolution of such claim or dispute.

     (B)  In the event of any product liability claim and excepting any claim
                                                          ---------
against Pemstar relating to the design of the UltraCard Reader/Writer Device arising from a claim of negligence or otherwise, UltraCard hereby agrees to indemnify and hold harmless Pemstar from and against any liability, costs and expenses (including, but not limited to, reasonable costs of defense) that are incurred Pemstar resulting from or arising out of any product liability claim, it being understood that UltraCard shall have the sole discretion as to the obtaining of or not obtaining of product liability insurance covering the UltraCard Reader/Writer Device.

     (C) UltraCard recognizes that PEMSTAR is solely providing UltraCard with information and advice. Subject to the provisions of Paragraphs 11.1 and 11.3 and to the provisions of this agreement, UltraCard also recognizes that PEMSTAR has no control over what UltraCard does with such information and advice. As such, UltraCard hereby agrees to indemnify and hold harmless PEMSTAR from and against any liability, costs and expenses (including, but not limited to, reasonable costs of defense) that are incurred by PEMSTAR resulting from or arising out of any use by UltraCard of this information.

     (D) Without limiting the generality of the foregoing, this indemnification provision includes claims for copyright, patent, trademark and other infringements if statutory or common law rights which protect intellectual property rights. PEMSTAR makes no representations that the Services provided will not infringe such intellectual property rights. However, PEMSTAR states that, to its actual knowledge, without conducting any investigation, the Services provided are not known by PEMSTAR at the time of provision to violate such intellectual property rights.

     9.   Interpretation
          --------------

     (A) The parties agree that all provisions of this Agreement, and any questions concerning its construction and interpretation, shall be governed by the laws of the State of California.

     (B) This Agreement supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof.

     (C) No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by the parties.

     (D) In the event any provision hereof is deemed null and void or unenforceable, the remaining provisions thereof shall remain in full force and effect.

     8.   Notices
          -------

     All notices, reports and payments made pursuant to this Agreement shall be in writing and addressed to the parties at the address set forth in the first paragraph of this Agreement unless notice of a different address is supplied by either party to the other.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year set forth below adjacent to their respective signatures, but effective as of the day and year first set forth above.

                                    UltraCard, Inc.,
                                    a Nevada corporation


Date: May  19, 2000           By /s/ Don Mann
                                 -----------------------------------
                                     Don Mann,
                                     Chief Technical Officer

                                        PEMSTAR INC,
                                        a Minnesota corporation


Date: May ___, 2000           By /s/ Gary Lingbeck
                                 -----------------------------------
                                     Gary Lingbeck,
                                     Executive Vice President

261 ucipemstarrev4

                                   SCHEDULE A

Henry Perez
Director of Engineering, UltraCard Inc.
1550 S. Bascom Ave., Ste 100
Campbell, CA 95008
Tel: (408) 558-7000
Fax: (408) 558-6999

Dear Henry,
PEMSTAR is pleased to propose for UltraCard a program to define, design for manufacturability, and build UltraCard Writer/Reader Devices. PEMSTAR is also capable of providing concurrent manufacturing and test equipment and process design, and other support beyond the scope of this proposal.

This proposal is based on the three phase approach Pemstar uses for product development projects:

               Phase 1: Product Definition and Concept Development Phase 2: System Design, Prototype Build and Validation Phase 3: Replication

In this case, Phase 3 is not addressed--it can be started any time in the future from the completely documented design resulting from Phases 1 and 2. Phase 2 will be subdivided into 2a) System Design and 2b) Prototype and Refine for the purposes of better isolating the activities for stepwise estimating and better UltraCard program control.

At the end of Phase 1, an improved estimate for Phase 2 will be made for your consideration before continuing. At this time, we have significant uncertainty in the estimate for Phase 2, as it highly depends both on the definition details and the concept UltraCard will prefer to pursue. Nevertheless, we are including an indication of a range of possible costs based on experience in disk drive development.

Scope of Work:
--------------
  This proposal covers the effort to define the product requirements, generate design concepts and design verification test requirements, complete the detailed system design, prototype build and test, deliver and demonstrate, and support you with problem solving after delivery.

  I have attached for reference a New Product Introduction checklist. With it, notice that a number of items from the Engineering section are not included in this scope, such as localization requirements, serial number and configuration planning, and packing design. At this time, it is not clear to what extent these items are covered by the participation of other elements of the UltraCard engineering team. This will be determined during the definition phase work.

  The other sections of the NPI Checklist are included because they may be useful in assessing other work that still needs to be addressed, but is outside the scope of this letter. PEMSTAR is also qualified to assist in working with you in most of those areas should you require.

Assumptions:
------------
 .  UltraCard will own the design and all documentation for the UltraCard
   Writer/Reader.
 .  UltraCard will provide input consultation to facilitate drafting of requirements specification.
 .  UltraCard will provide PCB outline and height map input for mechanical packaging.
 .  Pemstar will provide engineering and technician support in UltraCard's
   Campbell facility after delivery to assist in issue resolution.
 .  Testing will consist of functional performance verification of each mechanism for which PEMSTAR is responsible.
 . PEMSTAR will welcome any visits by UltraCard to the PEMSTAR facility during any phase of work, though no visits are required for this plan--all Design Reviews will be at the UltraCard site.
 .  Product cost is to be one of the driving factors in the design.
 . Selected MTBF target will be used for design purposes and supported by design calculations for the portion of the mechanism in PEMSTAR's scope of work. Testing actual MTBF will be beyond the scope of Phase 2.
 . UltraCard will participate in selection and approval of major component suppliers.

Approach:
---------

  Phase 1 -- Product definition and Concept Development
  -----------------------------------------------------
  Begin by consulting with UltraCard representatives to refine and complete the input requirements specification. Next, prepare concept alternatives, analyze each to determine expected performance, and make cost comparisons. Then review and select best concept with UltraCard. After selecting best path, prepare detailed design specification for the product and prepare a design verification test plan. Review and modify both with UltraCard representatives. Update proposal for Phase 2 with any improved accuracy possible from Phase 1 work.

  Phase 2a - Design
  -----------------
  Design and select all system components for the major subsystems of X- and Y-Positioning, Card Handling, Media Extraction, Frame with mechanism and PCB mounting, and packaging. Selection (with UltraCard's qualification) of major component suppliers. Definition of control requirements for each operating mechanism, to be used by UltraCard as Software Requirements and Electronics Requirements inputs. Detailed part and assembly drawings suitable for fabrication, assembly, and quality control. Stereolithographic or fast shop prototypes of any parts necessary to make design decisions. Close communications will be maintained during design work to ensure continuing UltraCard visibility and influence. This sub-Phase will end with a complete Design Review with UltraCard and incorporation of any modifications resulting from that review.

  Phase 2b - Build, Test, and Install
  -----------------------------------
  Fabricate and procure all parts, then integrate them at our San Jose facility. Perform all functional testing and ensure fit of parts, setup, and proper throughput capability. Test to Design Specification requirements, workmanship and safety standards, and document results. Modify anything not meeting specifications or intended function, and update documentation. Deliver to UltraCard Campbell site for mating with electronics and operationally testing. Participate in UltraCard acceptance testing, and support design changes as necessary.

Deliverables:
-------------

  Phase 1 -- Product definition and Concept Development
  -----------------------------------------------------
  . Initial review of product definition and requirements input document. . Refinement of same to specifically address choices and alternatives in requirements.
  .  Concept descriptions and sketches of two or three candidates.
  .  Cost and performance analyses of each concept.
  .  Concept Review with UltraCard.
  .  Design Specification
  .  Design Verification Test plan.
  .  Critical Success Factors identification.
  .  Updated Proposal for Phase 2.
  .  Weekly activity and progress reports.

  Phase 2a - Design
  -----------------
  .  Documented design of all fabricated components.
  .  Selection of all purchased components.
  .  Selection of suppliers for major components.
  .  Full system assembly drawings and BOM.
  .  Interface requirements for electronics and software.
  .  System Design Review at UltraCard Campbell site.
  .  Incorporation of Design Review output requirements.
  .  Weekly activity and progress reports.

  Phase 2b - Build, Test, and Deliver
  -----------------------------------
  .  Procurement of all prototype parts.
  .  Critical parts receiving and inspection.
  .  Integration of full system at Pemstar site.
  .  Pre-delivery de-bugging and design modifications.
  .  Verification test per plan from Phase 1.
  .  Test report.
  .  Delivery of 3 to 5 prototypes to UltraCard Campbell site.
  . UltraCard location follow-up and problem solving, design tweaks, EC processing.
  .  Weekly activity and progress reports.

Schedule:
---------
  The schedule shown in Figure 1 arbitrarily assumes a start date of May 1, 2000 and culminates with prototype delivery October 6, 2000. All progress estimates are with respect to the actual start date.

Cost:
-----
  The cost and duration values given are estimates. They reflect the development plan and our assessment of the personnel resources needed to implement it. The cost and duration estimates for each phase will be reevaluated and updated upon completion of the preceding phase. Travel is not expected to be a significant factor in this project, except as UltraCard may choose to pursue evaluation of remote suppliers for major components. Most materials will be marked up 25%, but some higher priced items may be marked up significantly less, depending on PEMSTAR's effort in the procurement. Some items such as tooling may be recommended for direct purchase by UltraCard for this reason. The actual cost of the program will only be billed as time and materials are applied.

  Our labor rates are shown here:

          --------------------------------------------
                                               $/Hr
          --------------------------------------------
           Program Manager                      125
          --------------------------------------------
           Engineer                             110
          --------------------------------------------
           Designer                              75
          --------------------------------------------
           Technician                            60
          --------------------------------------------

  The estimated program costs are shown here:


     -----------------------------------------------------------------------
                        Labor          Travel        Material       Total
     -----------------------------------------------------------------------
     PHASE              $46k              0             0        $      46k
     1
     -----------------------------------------------------------------------
     PHASE          $120k- 200k        $2k-8k        $3k-12k     $125k-220k
     2a
     -----------------------------------------------------------------------
     PHASE          $100k-$140k       $5k-$10k       $50k-90k    $155k-$240k
     2b
     -----------------------------------------------------------------------

  Terms: The cost will be invoiced net 30 days. FOB San Jose, CA.
  Proposal is valid for 30 days.

Conclusion:
-----------
  This proposal is based on the estimated costs shown. Invoices will reflect actual costs. Pemstar will make every effort to minimize schedule, labor, and material costs for the benefit of its customer, while delivering quality product and service.

  It is PEMSTAR's policy, and our personal commitment, to treat UltraCard and all our customers fairly and openly. We will not low-ball bid. This should be considered when evaluating our estimates if they appear higher than expected. We believe you will be pleased with this way of doing business, and we believe the amount you would spend with PEMSTAR will be spent with any supplier, even if their initial estimate is lower. By working on a time-and-materials basis, we do not have to charge you for the uncertainty, and we are continually flexible to your directions.

  In the disk drive industry, a team of engineers typically spends 6-9 months designing a product, and that is usually similar to a previous design. While zero-based budgeting for the tasks recognized at the beginning of the project predict less effort, the technical content and innovation involved always produces schedule overruns if the schedule is not designed to include the unexpected. The UltraCard Writer/Reader is a new product with many similarities to disk drives, and may be expected to experience a similar birth. Therefore, the zero-based budgeting used to generate the estimates here are conservatively adjusted to reflect this industry experience.

  We at PEMSTAR will treat your proprietary information with care. We respect your need for confidentiality and will act to protect it with privacy screens, document shredding, and avoidance of conflicting application of resources, as required.

Thank you for the opportunity to bid on this engineering project for UltraCard, Inc. Please let me know if you have any questions regarding this proposal.

  Sincerely,



  Jim Starr
  Project Manager
  (408) 918-5303
  jim.starr@pemstar.co
  --------------------

                               Figure 1 Schedule



UltraCard Reader/Writer Development

 #                     Task Name                      Qtr2, 2000                             Qtr 3, 2000         Qtr4, 2000
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------------------------
  10  Phase 1-Spec and Concept
--------------------------------------------------
   1  Program Management
--------------------------------------------------
   2  Requirements Specification
--------------------------------------------------
   3  Concept Generation                                                                   [Bar chart data]
--------------------------------------------------
   4  Concept Analysis
--------------------------------------------------
   5  Concept Design Review
--------------------------------------------------
   6  Design Specification
--------------------------------------------------
   7  Design Verification Test Spec
--------------------------------------------------
   8  Spec Review w/cust and modify
--------------------------------------------------
   9  Phase 2 Plan Update
--------------------------------------------------
  11  Phase 2a--Design
--------------------------------------------------
  12  Program Management
--------------------------------------------------
  13  X-positioner
--------------------------------------------------
  14  Y-positioner
--------------------------------------------------
  15  Card handling mechanism
--------------------------------------------------
  16  Strip Extraction mechanism
--------------------------------------------------
  17  Interconnecting pieces
--------------------------------------------------
  18  Frame and structure
--------------------------------------------------
  19  Packaging
--------------------------------------------------
  20  Electrical interfaces
--------------------------------------------------
  21  Software Requirements Spec
--------------------------------------------------
  22  Stereolithographic models
--------------------------------------------------
  23  Major Design Review
--------------------------------------------------
  24  Design Review Changes
--------------------------------------------------
  25  Phase 2b--Proto and Mod
--------------------------------------------------
  26  Program Management
--------------------------------------------------
  27  Procurement
--------------------------------------------------
  28  Build and test X-Y positioners
--------------------------------------------------
  29  Improve design
--------------------------------------------------
  30  Re-build X-Y positioners
--------------------------------------------------
  31  Test again
--------------------------------------------------
  32  Build and test Card handler
--------------------------------------------------
  33  Improve design
--------------------------------------------------
  34  Build and test balance of box
--------------------------------------------------
  35  Modifications and Rebuilds
--------------------------------------------------
  36  Demo, review
--------------------------------------------------
  37  Final modifications, delivery
--------------------------------------------------
  38  Finalize Documentation
--------------------------------------------------
  39  After delivery support
--------------------------------------------------
  40  UltraCard Prod Orders Placed
--------------------------------------------------
  40  UltraCard Prod Orders
-----------------------------------------------------------------------------------------------------------------------------------